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                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): April 17, 2003


                           NEOMEDIA TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)



DELAWARE                            0-21743                   36-3680347
------------------------------------------------------------------------
(State or Other             (Commission File Number)       (IRS Employer
Jurisdiction                                                Identification No.)
Incorporation)



         2201 SECOND STREET, SUITE 402, FORT MYERS, FLORIDA            33901
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                  (Address of Principal Executive Offices)         (Zip Code)

                                (239) - 337-3434
              ----------------------------------------------------
              (Registrant's Telephone Number, including Area Code)


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                              ITEM 5. OTHER EVENTS.


STOCK ISSUED TO PAY LIABILITIES

         On April 17, 2003, the Board of Directors of NeoMedia Technologies, Inc. (the "Company") approved the payment in full of approximately $154,000 of liabilities owed by the Company to Charles W. Fritz, the Company's Founder and Chairman of the Board of Directors, through the issuance of 15,445,967 shares of common stock. The shares granted as payment of the liability have not been registered for re-sale with the US Securities and Exchange Commission.



PRIVATE PLACEMENT

         On April 21, 2003, the Company sold 25,000,000 shares of its common stock, par value $0.01, in a private placement at a price of $0.01 per share. In connection with the sale, the Company also granted the purchaser 25,000,000 warrants to purchase shares of the Company's common stock at an exercise price of $0.01 per share. The purchaser was William E. Fritz, a member of the Company's Board of Directors. Proceeds to the Company from sale of the shares were $250,000.

         The Company last reported its outstanding shares as of March 30, 2003, at which time it had 36,899,341 shares outstanding. The closing price of the Company's common stock on April 17, 2003 (the last business day prior to the private placement) was $0.01 per share. Neither the purchased shares nor the shares underlying the warrants granted in the private placement have not been registered for re-sale with the US Securities and Exchange Commission.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    NeoMedia Technologies, Inc.
                                    (Registrant)

Date: April 24, 2003                By:/s/ Charles T. Jensen
      --------------                   ---------------------------------
                                    Charles T. Jensen, President, Chief
                                    Operating Officer, Acting Chief Executive
                                    Officer and Director


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